Exhibit 21.1

Wholly-Owned Subsidiaries of the Registrant

GetActive Software, Inc., a Delaware corporation
StrategicOne, Inc., a Delaware corporation
Convio (UK) Limited, a limited company registered in England and Wales (formerly Baigent Limited)